Exhibit 99.2

Pro Forma Condensed Consolidated Balance Sheet

June 2013

(Unaudited)

(In thousands, except share and per share data)

	Pro Forma Physicians Realty Trust Prior to Acquisition	Acquisition of 6800 Preston Road		Pro Forma Reflecting Acquisition
	(unaudited)
ASSETS
Real estate investments:
Income producing property	$90,085	$11,689	(1)	$101,774
Tenant improvements	5,192	—		5,192
Property under development	675	—		675
Land	15,464	3,370	(1)	18,834
	111,416	15,059		126,475
Accumulated depreciation	(18,043)	—		(18,043)
Real estate investments, net	93,373	15,059		108,432
Cash and cash equivalents	88,324	(18,200	)(2)	70,124
Accounts receivables (Net of allowance for doubtful accounts of $132 as of June 30, 2013)	557	—		557
Deferred costs	1,550	—		1,550
Lease intangibles, net	4,881	3,141	(1)	8,022
Other assets	3,276	—		3,276
Total Assets	$191,961	$—		$191,961
LIABILITIES AND EQUITY
Accounts Payable	458	—		458
Accrued expenses and other liabilities	1,272	—		1,272
Derivative liabilities	453	—		453
Notes payable	46,902	—		46,902
Total Liabilities	49,085	—		49,085
Shareholders equity	125,132	—		125,132
Noncontrolling interest in operating partnership	18,254	—		18,254
Noncontrolling interest in Predecsssor	(510)	—		(510)
Total Equity	142,876	—		1,142,876
Total Liabilities and Equity	$191,961	$—		$191,961

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The Unaudited Pro Forma Condensed Consolidated Balance Sheet of Physicians Realty Trust (the “Company”) as of June 30, 2013 reflects the acquisition of the property known as 6800 Preston Road (“6800 Preston Road”) as if the purchase had occurred on June 30, 2013. The pro forma balance sheet of the Company prior to the acquisition of 6800 Preston Road has been derived from the unaudited pro forma consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q as filed on August 30, 2013. This pro forma balance sheet reflects completion of the Company’s initial public offering and formation transactions.

Information regarding the Company’s historical operations, organizational structure, initial public offering and formation transactions is provided in more detail in the Company’s final prospectus dated July 18, 2013 filed pursuant to Rule 424 (b) under the Securities Act of 1933.

Notes and Management Assumptions

1.         The acquisition of 6800 Preston Road was accounted for using preliminary estimates of the fair value of the tangible and intangible assets acquired and liabilities assumed in connection with the acquisition and are therefore subject to change. The fair value of the real estate acquired was determined on an “as if vacant” basis and the cost of the property was allocated between land, income producing property and in-place leases.

2.         Represents adjustment to reflect cash used to acquire 6800 Preston Road.

Pro Forma Condensed Consolidated Statement of Operations

Six Months Ended June 30, 2013

(Unaudited)

(In thousands, except share and per share data)

	Pro Forma Physicians Realty Trust Prior to Acquisition	Acquisition of 6800 Preston Road		Pro Forma Reflecting Acquisition
Revenues:
Rental revenues	$5,032	$817	(1)	$5,849
Expenses recoveries	1,601	156	(2)	1,757
Other revenues	5	—		5
Total Revenues	6,638	973		7,611
Expenses:
General and administrative	1,421	—		1,421
Operations expenses	2,524	156	(2)	2,680
Depreciation and amortization	2,014	403	(3)	2,417
Total expenses	5,959	559		6,518

Operating income	679	414		1,093
Interest expense	1,251	—		1,251
Change in fair value of derivatives, net	(190)	—		(190)
Net loss	(382)	414		32
Less: Net loss attributable to noncontrolling interests	(132)	(77)		(209)
Net loss	$(514)	$337		$(177)

Net loss per share
Basic	$(0.04)			$(0.02)
Diluted	$(0.04)			$(0.01)

Weighted average common shares:
Basic	11,753,597			11,753,597
Diluted	14,747,597			14,747,597

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

(Unaudited)

(In thousands, except share and per share data)

	Pro Forma Physicians Realty Trust Prior to Acquisition	Acquisition of 6800 Preston Road		Pro Forma Reflecting Acquisition
Revenues:
Rental revenues	$9,821	$1,093	(1)	$10,914
Expenses recoveries	3,111	302	(2)	3,413
Other revenues	15	—		15
Total revenues	12,947	1,395		14,342
Expenses:
General and administrative	2,760	—		2,760
Operations expenses	4,758	302	(2)	5,060
Depreciation and amortization	4,051	806	(3)	4,857
Impairment losses	936	—		936
Total expenses	12,505	1,108		13,613

Operating income	442	287		729
Interest expense	2,684	—		2,684
Change in fair value of derivatives, net	(122)	—		(122)
Net loss	(2,120)	287		(1,833)
Less: Net loss attributable to noncontrolling interests	(169)	(53)		(222)
Net loss attributable to shareholders	$(2,289)	$234		$(2,055)
Net loss per share:
Basic	$(0.22)			$(0.20)
Diluted	$(0.17)			$(.0.15)

Weighted average common shares:
Basic	10,434,782			10,434,782
Diluted	13,428,782			13,428,792

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations.

Basis of Presentation

The unaudited Pro Forma Consolidated Statements of Operations of Physicians Realty Trust (“the Company”) for the six months ended June 30, 2013 and the year ended December 31, 2012, reflect the acquisition of the property known as 6800 Preston Road at Plano, Texas (“6800 Preston Road”) as if the purchase had occurred on January 1, 2012 for the year ended December 31, 2012 and on January 1, 2013 for the six months ended June 30, 2013. The pro forma statement of operations of the Company, prior to the acquisition of 6800 Preston Road, for the six months ended June 30, 2013 has been derived from the unaudited pro forma consolidated income statement included in the Company’s Quarterly Report on Form 10-Q as filed on August 30, 2013. The pro forma statement of operations of the Company, prior to the acquisition of 6800 Preston Road, for the year ended December 31, 2012 has been derived from the unaudited pro forma consolidated income statement included in the Company’s Form S-11 Registration Statement dated July 18, 2013. These pro forma statements of operations reflect completion of the Company’s initial public offering and its formation transactions.

Information regarding the Company’s historical operations, organizational structure, initial public offering and formation transactions is provided in more detail in the Company’s final prospectus, dated July 18, 2013, filed pursuant to Rule 424(b) under the Securities Act of 1933.

Notes and Management Assumptions

1.         Reflects the effect of straight line rental revenue of the acquired property.

2.         Reflects operating expenses incurred by lessor and reimbursed by tenant.

3.         Reflects depreciation expense over a 25 year period based on the fair value allocated to the income producing property and amortization of the intangible asset relating to the acquired in-place lease over the remaining life of the lease.